EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-105645, 333-103325, 333-51282, and 333-38532, on Form S-8 of our reports dated March 15, 2005, relating to the consolidated financial statements and financial statement schedules of Nuance Communications, Inc. and subsidiaries (the “Company”) and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2004.

/s/    DELOITTE & TOUCHE LLP

San Jose, California

March 15, 2005